Exhibit 10.1

Execution Copy

AMENDMENT NO. 1

TO

OMNIBUS AGREEMENT

This AMENDMENT NO. 1 TO OMNIBUS AGREEMENT (this “Amendment”) is entered into on, and effective as of, January 24, 2011 by and among MDC IV Trust U/T/A November 30, 2010 (“MDC IV Trust”), MDC IV Associates Trust U/T/A November 30, 2010 (“MDC IV Associates Trust”), Delta Trust U/T/A November 30, 2010 (“Delta Fund Trust,” and collectively with MDC IV Trust and MDC IV Associates Trust, the “Liquidating Trusts”), successors respectively to (i) McCown De Leeuw & Co. IV, L.P., a California limited partnership (“MDC Fund IV”), McCown De Leeuw IV Associates, L.P., a California limited partnership (“MDC Fund IV Associates”), and Delta Fund LLC, a California limited liability company (collectively with MDC Fund IV and MDC Fund IV Associates, the “MDC Funds”) and (ii) MDC Management Company IV, LLC, a California limited liability company (“MDCMC”), Cornerstone Family Services LLC, a Delaware limited liability company (“CFS LLC”), CFSI LLC, a Delaware limited liability company (“CFSI LLC”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”).

WHEREAS, the parties hereto are party to, or assumed and agreed to be bound by the obligations of parties to and/or are successors to those parties to, that certain Omnibus Agreement that was entered into on, and effective as of, September 20, 2004 (the “Omnibus Agreement”);

WHEREAS, each of the MDC Funds and MDCMC entered into a transfer agreement, dated as of November 30, 2010 (the “MDC Transfer Agreements”), with MDC IV Trust, MDC IV Associates Trust and Delta Fund Trust, respectively, pursuant to which each of such Liquidating Trusts assumed and agreed to be bound by each of the respective transferor’s duties and obligations under the Omnibus Agreement (the MDC Funds and MDCMC were subsequently terminated and the Liquidating Trusts became their respective successors under the Omnibus Agreement), and the parties hereto (other than the Liquidating Trusts) desire to approve, ratify and confirm such assumption, agreement and succession;

WHEREAS, the parties hereto desire to amend certain provisions of the Omnibus Agreement to clarify the date at which the indemnification obligations of CFSI LLC under Sections 3.1 and 3.2(a) terminate and, in connection therewith, to eliminate the requirement under Section 3.6(c) that CFSI LLC hold assets having an aggregate Fair Market Value of at least $35.0 million until the Discharge Date with respect to such indemnification obligations;

WHEREAS, CFSI LLC has informed the Partnership of its intent, upon adoption of the Amendment, to Transfer all 2,119,891 of the Partnership’s common units owned by it by a distribution to its members (the “Contemplated Transfer”);

WHEREAS, CFSI has provided the Partnership with an officer’s certificate, effective as of the date hereof and as of the date of the Contemplated Transfer (the “Officer’s Certificate”), as confirmation that such Transfer will be in compliance with Section 3.6(d) of the Omnibus Agreement;

WHEREAS, the Conflicts Committee has approved this Amendment on behalf of the Partnership and the other parties hereto have appropriately approved this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Omnibus Agreement.

2.        Ratification of Assumption, Agreement and Succession. The parties hereto (other than the Liquidating Trusts) hereby approve, ratify and confirm, in all respects, the assumption and agreement by each of the respective Liquidating Trusts to be bound by each of the respective MDC Funds’ and MDCMC’s duties and obligations under the Omnibus Agreement and the respective succession of the Liquidating Trusts to the MDC Funds and MDCMC under the Omnibus Agreement.

3.        Amendments to the Omnibus Agreement.

(a)      Section 3.1 of the Omnibus Agreement is hereby amended by deleting the last sentence of such section and replacing it in its entirety with the following two sentences:

“The indemnification obligation under this Section 3.1 shall continue until the later of (i) the effective date of Amendment No. 1 to this Agreement (“Amendment No. 1”) and (ii) the date of the ultimate resolution of all indemnification claims pursuant to this Section 3.1 that were timely made pursuant to Section 3.4(g), including the full discharge by CFSI LLC of all indemnification obligations arising from such claims. For purposes of avoiding all doubts, indemnification claims made after the effective date of Amendment No. 1 are not subject to indemnification hereunder.”

(b)      Section 3.2(a) of the Omnibus Agreement is hereby amended by deleting the last sentence of such section and replacing it in its entirety with the two following sentences:

“The indemnification obligations under this Section 3.2 shall continue until the later of (i) the effective date of Amendment No. 1, (ii)

the date of the ultimate resolution of all inquiries from or instigations of proceedings by Governmental Authorities for which notice was required to be given by the Indemnifying Party pursuant to Section 3.4(c), including the full discharge by CFSI LLC of all indemnification obligations arising from inquiries or proceedings, and (iii) the ultimate resolution of all indemnification claims pursuant to this Section 3.2 that were timely made pursuant to Section 3.4(c), including the full discharge by CFSI LLC of all indemnification obligations arising from such claims. For purposes of avoiding all doubts, indemnification claims made after the effective date of Amendment No. 1 are not subject to indemnification hereunder.”

(c)      Section 3.4(c) of the Omnibus Agreement is hereby amended by deleting the first sentence of such section and replacing it in its entirety with the following sentence:

“Under Section 3.2, the Indemnifying Party shall promptly notify the Indemnified Party upon the occurrence of any inquiry from or instigation of proceedings by a Governmental Authority that could reasonably be expected to lead to or result in an NOL Limitation Event, and that commences prior to the date specified under clause (i) of Section 3.2(a).”

(d)      Section 3.4(g) of the Omnibus Agreement is hereby amended by deleting the last sentence of such section and replacing it in its entirety with the following sentence:

“No claim for indemnification pursuant to Section 3.1 shall be brought or made unless, prior to the date specified under clause (i) of Section 3.1, the Indemnified Party shall have delivered to the Indemnifying Party a good faith written notice to the effect that the Indemnified Party has incurred Losses entitled to be indemnified against under Section 3.1, which notice specifies in reasonable detail the nature of such inquiry or proceedings.”

(e)      Section 3.5 of the Omnibus Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:

“CFSI LLC shall remain in existence until Discharge Date (as defined in Section 3.6(a) hereof).”

(f)      Section 3.6(a) of the Omnibus Agreement is hereby amended by deleting the first sentence of such section and replacing it in its entirety with the following two sentences:

“Until the later of (i) the effective date of Amendment No. 1 or (ii) the date of the ultimate resolutions of all indemnification claims pursuant to Section 3.1 and Section 3.2 that were timely made pursuant to Section 3.4(g) and Section 3.4(c), respectively, including the full discharge by CFSI LLC of all indemnification obligations arising from such claims (the

“Discharge Date”), CFSI LLC shall not be permitted to (i) contract, create, incur, assume or suffer to exist any indebtedness or other liability of CFSI LLC, or (ii) guarantee any obligation of any other Person, except in connection with contributions by the General Partner to maintain its 2% general partner interest in the Partnership or pro rata contributions by CFSI LLC to fund such contributions by the General Partner. Upon the occurrence of the Discharge Date, the General Partner shall deliver an officer’s certificate to the Partnership and to CFSI LLC stating that the Discharge Date has occurred and that, to the General Partner’s Knowledge, there was no omission of gross income of more than 25% within the meaning of Section 6501(e) of the Internal Revenue Code of 1986, as amended, and no fraud with respect to any federal, state or local income Tax liability, in each case, for the taxable year of the Predecessor Entities in which the Formation Transactions occurred.”

(g)      Section 3.6(c) of the Omnibus Agreement is hereby deleted in its entirety.

(h)      Section 3.6(d) of the Omnibus Agreement is hereby amended by deleting the words “and subject to Section 3.6(c)” from the first line of the first sentence of such section.

(i)      Section 3.6(e) of the Omnibus Agreement is hereby amended by deleting the words “but subject to Section 3.6(c)” from the first line of the first sentence of such section.

4.        Officer’s Certificate. The parties hereto agree that the receipt by the Partnership of the Officer’s Certificate shall not constitute a waiver by the Partnership of any of its rights under the Omnibus Agreement.

5.        Confirmation. Except as expressly amended by this Amendment, the Omnibus Agreement is not modified hereby, is hereby ratified and confirmed, and shall remain in full force and effect.

6.        Counterparts. This Amendment may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.

7.        Choice of Law; Submission to Jurisdiction. This Amendment shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Amendment to the laws of another state. Each party hereto hereby submits to the jurisdiction of the state and federal courts in the State of Delaware and to venue in Wilmington, Delaware.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on the date first written above.

WILMINGTON TRUST FSB, as Trustee for MDC IV Trust U/T/A November 30, 2010

By:	/s/ Joseph H. Clark
Name:	Joseph H. Clark
Title:	Vice President

WILMINGTON TRUST FSB, as Trustee for MDC IV Associates Trust U/T/A November 30, 2010

By:	/s/ Joseph H. Clark
Name:	Joseph H. Clark
Title:	Vice President

WILMINGTON TRUST FSB, as Trustee for Delta Trust U/T/A November 30, 2010

By:	/s/ Joseph H. Clark
Name:	Joseph H. Clark
Title:	Vice President

CFSI LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

CORNERSTONE FAMILY SERVICES LLC

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC its general partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President